L J SOLDINGER
ASSOCIATES

Certified Public Accountants and Business Consultants

Exhibit 16.1

November 14, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Yunhong CTI, Ltd. Form 8-K dated November 14, 2022, and have the following comments:

1. We agree with the statements made in the first three paragraphs.

2. We agree with the statement made in fourth sentence only in regards to the except for in relation to the ERTC.

3. We agree with the statement made in the fifth paragraph only in regards to the first two quarterly periods in 2022.

4. We agree with the statement made in the sixth paragraph only in regards to the subsequent period ending November 7, 2022

5. We agree with the statements made in the seventh paragraph.

6. We have no basis on which to agree or disagree with all other statements made in paragraphs four, five and six outside of those noted above.

Yours truly,

L J Soldinger Associates, LLC

21925 Field Parkway, Suite 240 Deer Park, IL 60010 Tel: 847·726·8100 Fx: 847·726·6770 www.soldinger.com